EXHIBIT 11

Southampton Partners, Inc.

EPS Calculations for period December 31, 2001 to March 31, 2002

Basic                    ($.036)

Diluted                  ($.036)

EPS Calculations for period December 31, 2001 to June 30, 2002

Basic                    ($.036)

Diluted                  ($.036)






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Table 3

The schedule contains summary financial information extracted from the consolidated financial statements and is qualified in its entirety by reference to such financial statements.

                                                           6-MOS Ended
                                                          June 30, 2002
                                                        ------------------
Net Loss                                                     35,979
Accounts Payable and Accrued Expenses                        47,684
Total stockholders' equity                                  (35,979)
Primary Earnings Per Common Share                             (.036)
Fully Diluted Earnings Per Common Share                       (.036)



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